Exhibit 99.1
FOR IMMEDIATE RELEASE
Harris Interactive® Successfully Amends Credit Agreement, Fills Key Leadership
Positions and Reports Third Quarter 2009 Results
ROCHESTER, N.Y. — May 7, 2009 — Harris Interactive (NASDAQ:HPOL), a global custom market research firm, today announced its financial results for the third quarter of fiscal 2009.
“The completion of the amendment to our credit agreement, which we announced earlier today, is a critical step in strengthening our financial position,” stated Kimberly Till, President and CEO of Harris Interactive. “On the recruiting front, I said when I joined Harris that we would make several key hires who bring exceptional expertise and executional skills to augment the strong talent we already have within the Company. We have made significant progress building an exceptional team who I believe have the expertise and drive to enable us to effectively deliver on our strategic plan. I believe that our ability to attract this kind of talent speaks well to the strength of our brand and the opportunity that exists here at Harris.”
“We remain committed to ensuring expenses are closely aligned with revenue,” continued Till. “We anticipated the continued adverse impact of the macroeconomic environment and in March, proactively restructured our cost base further. We made headcount reductions of approximately 90 people in the U.S. and announced plans to reduce headcount by up to 30 people in the U.K, which together we expect will yield approximately $11 million in annualized savings. We expect that these actions, when taken together with our cost reductions during this fiscal year, will yield nearly $21 million in annualized savings.”
Continued Till: “We expect to continue to strengthen our talent base while proactively managing our cost structure, with the goal of a creating a profitable and sustainable future for Harris.”
Financial Highlights

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
$ in millions — unaudited	2009	2008	2009	2008
Revenue	$39.9	$57.3	$140.9	$175.2
Operating income (loss)	$(7.3)	$(1.9)	$(56.4)	$3.1
Net income (loss)	$(6.7)	$(2.1)	$(74.6)	$1.0
Fully diluted net income (loss) per share	$(0.12)	$(0.04)	$(1.39)	$0.02

Adjusted EBITDA*	$(4.8)	$1.6	$(7.4)	$13.7
Adjusted EBITDA* with add-back of restructuring and other charges	$0.5	$3.5	$4.4	$15.6

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges. Both measures are reconciled to our GAAP financial statements, which are attached to this release.
Key Financial Statistics
•	Total revenue for the third quarter of fiscal 2009 was $39.9 million, as compared with $57.3 million for the same period in the prior year, representing a decline of $17.4 million or 30.4%. Included in the decline was an unfavorable foreign exchange rate impact of $4.4 million.

•	Operating loss for the third quarter of fiscal 2009 was $(7.3) million, as compared with an operating loss of $(1.9) million for the same period in the prior year. The operating loss for the third quarter of 2009 included $5.3 million in restructuring and other charges, specifically:
o	$3.4 million for severance related to U.S. and U.K. headcount reductions and post-employment payments to a former executive,

o	$1.1 million for performance improvement consultant fees, and

o	$0.8 million in other charges, including a reserve for a note receivable whose collectability is doubtful and bank negotiation legal fees.

•	Net loss for the third quarter of fiscal 2009 was $(6.7) million, or $(0.12) per fully diluted share, as compared with a net loss of $(2.1) million, or $(0.04) per fully diluted share for the same period in the prior year.

•	Non-GAAP Adjusted EBITDA* for the third quarter of fiscal 2009 was $(4.8) million, as compared with $1.6 million for the same period in the prior year.

•	Non-GAAP Adjusted EBITDA* with add-back of restructuring and other charges for the third quarter of 2009 was $0.5 million, as compared with $3.5 million for the same period in the prior year.

•	Bookings for the third quarter of fiscal 2009 were $37.9 million, as compared with $61.3 million for the same period in the prior year.

•	Sales backlog for the third quarter of fiscal 2009 was $56.0 million, as compared with $76.9 million for the same period in the prior year.
“Given the macroeconomic environment, we anticipated that there would be an impact on revenue and our overall financial performance. We proactively made some difficult and necessary choices during the past six months to help ensure the long term financial health of the business,” concluded Till.
Third Quarter Results Conference Call and Webcast Access
Kimberly Till, President and CEO, will host a conference call to discuss these results on Thursday, May 7, 2009, at 5:00 p.m. EST. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 888.680.0865 in the United States and Canada, or 617.213.4853 internationally. The passcode is 53246999.
You may pre-register for this call by clicking here (or cut and paste the following URL into your browser window) https://www.theconferencingservice.com/prereg/key.process?key=PAD3W46YP. Pre-registrants will be issued a pin number that will permit rapid access to the teleconference.
A live webcast of the conference call will also be accessible via the Investor Relations section of the Company’s website at www.harrisinteractive.com, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available at under the Investor Relations section of our website www.harrisinteractive.com prior to the call.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at www.harrisinteractive.com. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market and uncertainties surrounding continued suspension of certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit www.harrisinteractive.com.

Contact	Michael Burns
Vice President, Investor Relations and External Reporting
Harris Interactive Inc.
585.214.7328
mburns@harrisinteractive.com

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	June 30,
	2009	2008

Assets
Cash and cash equivalents	$15,504	$32,874
Marketable securities	1,414	—
Accounts receivable, net	28,932	34,940
Unbilled receivables	5,741	11,504
Prepaids and other current assets	7,921	8,753
Deferred tax assets	—	3,959

Total current assets	59,512	92,030

Property, plant and equipment, net	8,610	11,953
Goodwill	—	42,805
Other intangibles, net	18,358	23,302
Deferred tax assets	2,095	14,606
Other assets	2,321	2,353

Total assets	$90,896	$187,049

Liabilities and Stockholders’ Equity
Accounts payable	$6,485	$10,779
Accrued expenses	20,269	25,611
Current portion of long-term debt	6,925	6,925
Deferred revenue	15,708	16,226

Total current liabilities	49,387	59,541

Long-term debt	17,313	22,506
Deferred tax liabilities	4,658	4,035
Other long-term liabilities	3,599	2,331

Total stockholders’ equity	15,939	98,636

Total liabilities and stockholders’ equity	$90,896	$187,049

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2009	2008	2009	2008
Revenue from services	$39,917	$57,322	$140,857	$175,224

Operating expenses:
Cost of services (1)	24,912	34,150	87,474	102,983
Selling, general and administrative (2)	15,159	20,980	51,884	60,922
Restructuring and other charges	5,341	1,900	11,813	1,900
Depreciation and amortization	1,832	2,161	5,827	6,304
Goodwill impairment charge	—	—	40,250	—

Total operating expenses	47,244	59,191	197,248	172,109

Operating income (loss)	(7,327)	(1,869)	(56,391)	3,115
Interest and other income	54	230	379	909
Interest expense	(647)	(514)	(2,477)	(1,477)

Income (loss) from continuing operations before income taxes	(7,920)	(2,153)	(58,489)	2,547

Provision (benefit) for income taxes	(1,209)	(20)	16,105	1,638

Income (loss) from continuing operations	(6,711)	(2,133)	(74,594)	909
Income from discontinued operations, net of tax	—	—	—	124

Net income (loss)	$(6,711)	$(2,133)	$(74,594)	$1,033

Basic net income (loss) per share:
Continuing operations	$(0.12)	$(0.04)	$(1.39)	$0.02
Discontinued operations	—	—	—	—

	$(0.12)	$(0.04)	$(1.39)	$0.02

Diluted net income (loss) per share:
Continuing operations	$(0.12)	$(0.04)	$(1.39)	$0.02
Discontinued operations	—	—	—	—

	$(0.12)	$(0.04)	$(1.39)	$0.02

Weighted average shares outstanding -
Basic	53,716,854	52,923,113	53,480,815	52,776,473

Diluted	53,716,854	52,923,113	53,480,815	52,989,003

(1)	Includes $5,236 and $15,610 for the three and nine months ended March 31, 2008, respectively, in unbillable professional staff time that had previously been reported in selling, general and administrative expense but which has been reclassified to conform with current period presentation.

(2)	Includes $5,806 and $17,643 for the three and nine months ended March 31, 2008, respectively, that had been previously reported as sales and marketing expense but which has been reclassified to conform with current period presentation.

Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Nine months ended
	March 31,		March 31,
	2009	2008	2009	2008

GAAP net income (loss)	$(6,711)	$(2,133)	$(74,594)	$1,033
Income from discontinued operations, net of tax	—	—	—	(124)
Interest income	(54)	(230)	(379)	(909)
Interest expense	647	514	2,477	1,477
Provision (benefit) for income taxes	(1,209)	(20)	16,105	1,638
Depreciation and amortization	2,206	2,542	6,944	7,447

EBITDA	$(5,121)	$673	$(49,447)	$10,562
Goodwill impairment charge	—	—	40,250	—
Stock-based compensation (3)	298	954	1,752	3,142

Adjusted EBITDA	$(4,823)	$1,627	$(7,445)	$13,704

Adjusted EBITDA	$(4,823)	$1,627	$(7,445)	$13,704
Add-back of restructuring and other charges	5,341	1,900	11,813	1,900

Adjusted EBITDA with add-back of specified GAAP charges	$518	$3,527	$4,368	$15,604

(3)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under FASB Statement 123(R), “Share-Based Payments”.